UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2026

TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

76 Treble Cove Road, Building 1
North Billerica, Massachusetts 01862
(Address of Principal Executive Offices and Zip Code)

(781) 466-6400
(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	TGEN	NYSE American, LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On January 6, 2026, Tecogen Inc., a Delaware corporation (“Company”), posted on LinkedIn a note regarding the applications and benefits of using Tecogen natural gas and hybrid chillers for data centers as well as a note on its website at www.Tecogen.com in the section identified as “Investors/Presentations” a document entitled “Frequently Asked Questions - The Future of Data Center Cooling,” a copy of which appears below.

“The Future of Data Center Cooling

Given the recent comment by NVIDIA’s CEO on the future of cooling data centers using the Rubin Vera chip, here are some key points showing why Tecogen’s technologies are relevant however the data center design changes:

1. There are multiple cooling loads in a data center beyond liquid cooling

a. These include cooling the data halls that operate at chilled water temperatures of 12C to 15C (55 to 60F) which will continue to need chillers.

b. As more data centers use on-site power plants, cooling the intake to gas turbines allows a data center power plant to increase it’s output by 15% to 25% without wasting valuable electricity to do so.

c. Even if a 250MW data center only used our chillers for the data hall cooling and turbine inlet cooling, it would still need 50 to 75 chillers.

2. Most data centers will continue to use chillers

The current generation of NVIDIA chips can already operate at water temperatures >105F
(40C) and some data centers in cooler climates operate without chillers. However, most data centers continue to design their liquid/chip cooling loops for 65F to 78F (18 to 25C )
because of other key design factors including:

a. Space constraints – a data center designed around chillers needs less space overall and significantly less water especially in hot climates.

b. Extra safety margin – given how expensive the latest chips are, operating at cooler chilled water temperatures means there is a bigger safety margin in the event of a power failure or equipment failure.

3. Tecogen’s Hybrid Drive Technology can also be used in a chiller-free data center

If a future data center uses no chillers, Tecogen’s patented hybrid drive technology can power any motor load, including large fans that would be used in a potential chiller-free data center to reject the heat.

a. As utilities force data centers to shed load during peak time, our hybrid drive can be used to switch to gas seamlessly, whether it is powering a chiller or a fan.
The more acute the peak becomes, the less reason a data center has to reduce their available capacity for AI loads by allocating it to electrical equipment.

b. Although a 250 MW chiller-free data center needs less total power allocated to chillers, it would still need 100+ of our hybrid drive power packages to power the cooling fans.

Therefore, irrespective of how the market evolves, we know certain things are not going to change. The power needed is going to increase and the power available is going to decrease. The effect of peak time is going to be more acute, making it increasingly likely that data centers will want to find ways to reduce their peak power usage. Our technology is perfectly poised to solve this problem.”

The information in this Item 7.01 of this Current Report on Form 8-K, and information disseminated on the Company’s website and on social media websites, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Abinand Rangesh
January 6, 2026	Abinand Rangesh, Chief Executive Officer